Exhibit 99.1

NEWS

COOPER TIRE STOCKHOLDERS APPROVE MERGER WITH APOLLO TYRES

FINDLAY, Ohio, USA – September 30, 2013 – Cooper Tire & Rubber Company (NYSE: CTB) today announced that its stockholders voted to approve its pending merger with a wholly-owned subsidiary of Apollo Tyres Ltd (NSE: ApolloTYRE) with more than 74 percent of Cooper’s outstanding common shares voted in favor of the transaction. When finalized, the pending merger will result in a strategic business combination that creates the seventh-largest tire company in the world. Approximately 78 percent of Cooper’s outstanding common shares were voted, with more than 48 million shares voted in favor of the merger, representing approximately 96 percent of Cooper’s voted shares.

“We are pleased stockholders endorsed this compelling transaction, which will create a $6.6 billion leader in the tire industry with a strong global footprint that includes a presence in the world’s largest tire market of North America as well as in the fastest growing geographies of India and China,” said Cooper Chairman, Chief Executive Officer and President Roy Armes.

Cooper and Apollo announced the proposed merger June 12, 2013 following unanimous approval by the boards of directors of both companies. The pending merger is expected to close by the end of this year.

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About Cooper Tire & Rubber Company

Cooper Tire & Rubber Company is the parent company of a global family of companies that specialize in the design, manufacture, marketing, and sales of passenger car and light truck tires. Cooper has joint ventures, affiliates and subsidiaries that also specialize in medium truck, motorcycle and racing tires. Cooper’s headquarters is in Findlay, Ohio, with manufacturing, sales, distribution, technical and design facilities within its family of companies located in 11 countries around the world. For more information on Cooper Tire, visit www.coopertire.com, www.facebook.com/coopertire or www.twitter.com/coopertire.

Cooper Media Contact:

Anne Roman

+1 419-429-7189

alroman@coopertire.com

Cooper Investor Contact:

Steve Schroeder

+1 419-424-4165

investorrelations@coopertire.com

FORWARD-LOOKING STATEMENTS

This release contains forward-looking statements within the meaning of the federal securities laws. Forward-looking statements are not based on historical facts but instead reflect Cooper’s and Apollo’s expectations, estimates or projections concerning future results or events. These statements generally can be identified by the use of forward-looking words or phrases such as “believe,” “expect,” “anticipate,” “project,” “may,” “could,” “intend,” “intent,” “belief,” “estimate,” “plan,” “likely,” “will,” “should” or similar words or phrases. These statements are not guarantees of performance and are inherently subject to known and unknown risks, uncertainties and assumptions that are difficult to predict and could cause our actual results, performance or achievements to differ materially from those expressed or indicated by those statements. We cannot assure you that any of our expectations, estimates or projections will be achieved.

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Cooper Tire Stockholders Approve Merger—2

The forward-looking statements included in this release are only made as of the date of this document and we disclaim any obligation to publicly update any forward-looking statement to reflect subsequent events or circumstances.

Numerous factors could cause our actual results and events to differ materially from those expressed or implied by forward-looking statements, including, without limitation: volatility in raw material and energy prices, including those of rubber, steel, petroleum based products and natural gas and the unavailability of such raw materials or energy sources; the failure of Cooper’s or Apollo’s suppliers to timely deliver products in accordance with contract specifications; changes in economic and business conditions in the world; failure to implement information technologies or related systems, including failure by Cooper to successfully implement an ERP system; increased competitive activity including actions by larger competitors or lower-cost producers; the failure to achieve expected sales levels; changes in Cooper’s or Apollo’s customer relationships, including loss of particular business for competitive or other reasons; litigation brought against Cooper or Apollo, including products liability claims, which could result in material damages against Cooper or Apollo; changes to tariffs or the imposition of new tariffs or trade restrictions; changes in pension expense and/or funding resulting from investment performance of Cooper’s pension plan assets and changes in discount rate, salary increase rate, and expected return on plan assets assumptions, or changes to related accounting regulations; government regulatory and legislative initiatives including environmental and healthcare matters; volatility in the capital and financial markets or changes to the credit markets and/or access to those markets; changes in interest or foreign exchange rates; an adverse change in Cooper’s or Apollo’s credit ratings, which could increase borrowing costs and/or hamper access to the credit markets; the risks associated with doing business outside of the United States; the failure to develop technologies, processes or products needed to support consumer demand; technology advancements; the inability to recover the costs to develop and test new products or processes; the impact of labor problems, including labor disruptions at Cooper or Apollo or at one or more of their large customers or suppliers; failure to attract or retain key personnel; consolidation among competitors or customers; inaccurate assumptions used in developing Cooper’s or Apollo’s strategic plan or operating plans or the inability or failure to successfully implement such plans; failure to successfully integrate acquisitions into operations or their related financings may impact liquidity and capital resources; changes in Cooper’s relationship with joint-venture partners; the inability to obtain and maintain price increases to offset higher production or material costs; inability to adequately protect Cooper’s or Apollo’s intellectual property rights; inability to use deferred tax assets; other factors that are set forth in management’s discussion and analysis of Cooper’s most recently filed reports with the SEC; and uncertainties associated with the proposed acquisition of Cooper by Apollo, including uncertainties relating to the ability to complete the transaction for any reason, including, without limitation, the inability of Cooper or Apollo to enter into agreements with the United Steelworkers consistent with the previously announced arbitration decision regarding the local unions at the Findlay, Ohio and Texarkana, Arkansas plants. This list of factors is illustrative, but by no means exhaustive. All forward-looking statements should be evaluated with the understanding of their inherent uncertainty.

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